Exhibit 10.1

Forbearance Agreement

This Forbearance Agreement, dated as of January 27, 2016 (this “Agreement”), is entered into by and among Foresight Receivables, LLC, as Borrower (the “Borrower”), Foresight Energy, LLC (the “Servicer”), Williamson Energy LLC, Sugar Camp Energy LLC, Hillsboro Energy LLC, Macoupin Energy LLC Foresight Coal Sales LLC (collectively, the “Originators”), PNC Bank, National Association, as LC Bank and Administrative Agent (the “Agent”) and the Committed Lenders, Conduit Lenders, LC Banks and Group Agents signatory hereto (each, a “Lender” and, together with the Agent, the “Lenders”).  Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.”

Witnesseth:

Whereas, the Borrower, the Servicer, the Originators, the Agent and the Lenders have entered into that certain Receivables Financing Agreement dated January 13, 2015 (as amended, restated, extended, supplemented or otherwise modified and in effect from time to time, the “RFA”)1;

Whereas, the Originators, the Servicer, and Foresight Receivables LLC, as Buyer, have entered into that certain Purchase and Sale Agreement dated as of January 13, 2015 (the “PASA”);

Whereas, Foresight Energy LP, as Performance Guarantor, has entered into that certain Performance Guaranty dated as of January 13, 2015 in favor of the Agent and the other Secured Parties under the RFA, pursuant to which it unconditionally and irrevocably guaranteed the obligations of Originators, the Servicer, and the Borrower to the Agent and the Lenders (the “Performance Guaranty”);

Whereas, PNC Bank, National Association, as Creditor, Foresight Receivables LLC, as Customer, Foresight Energy LLC, as Servicer, and Huntington National Bank, as Bank, have entered into that certain Deposit Account Control Agreement dated as of January 13, 2015 (the “DACA”);

Whereas, pursuant to the RFA, the Lenders have agreed to make, and have made, certain advances and other extensions of credit to the Borrower;

Whereas, pursuant to the Performance Guaranty, the Performance Guarantor has unconditionally and irrevocably guaranteed the due and punctual performance and observance by each Originator, Foresight and the Servicer of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the PASA, the RFA and each of the other Transaction Documents to which such Covered Entity is a party;

11	Capitalized terms not defined herein shall have the meaning ascribed to them in the RFA.

4198354/JMH

Whereas, certain Defaults and Events of Default have occurred or may occur under the RFA which are set forth in Schedule 1 hereto (each individually, a “Designated Event of Default” and collectively, the “Designated Events of Default”);

Whereas, the Borrower, Servicer, Originators, and Performance Guarantor acknowledge and agree that, as a result of the existence of the Designated Events of Default, (a) the Agent is entitled to terminate the RFA, to seek immediate repayment in full of the obligations thereunder and to exercise any or all of its rights and remedies under the RFA and Applicable Law; and (b) the Lenders have no obligation to make any further advances or other extensions of credit to the Borrower under the RFA or otherwise;

Whereas, the Borrower and the Servicer acknowledge and agree that a “Notice of Exclusive Control” was properly given on January 15, 2016 to The Huntington National Bank pursuant to the DACA, that the Borrower and the Servicer have no right to access any of the funds in the Lockbox Account without the express written consent of the Agent, and that the Agent may transfer, retain and apply such funds in accordance with the terms of the RFA;

Whereas, the Borrower and the Servicer have requested that the Agent and the Lenders temporarily forbear, solely in connection with the Designated Events of Default, in accordance with the terms and subject to the conditions hereof from terminating the RFA and commencing any legal proceedings against the Borrower, Servicer or the Originators; and

Whereas, the Agent and the Lenders (as defined in the RFA) are not willing to waive the Events of Default;

Now, Therefore, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Incorporation of Recitals; Defined Terms.  The Borrower acknowledges that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the RFA.

Section 2.Amounts Owing, Reduction of Commitment, and Borrowing During the Forbearance Period.  (a) The Borrower acknowledges and agrees that as of January 27, 2016, the Aggregate Capital plus the Adjusted LC Participation Amount outstanding under the RFA is $32,200,000 and such amount (together with interest at the default rate and fees thereon) is  outstanding and justly and truly owing by the Borrower without defense, offset or counterclaim.

(b)The Commitments of the Lenders and LC Participants shall be permanently reduced to $50,000,000 in total.  This reduction in the Commitments of the Lenders and LC Participants shall be deemed a reduction pursuant to Section 2.02(e) of the RFA, shall be permanent, and shall survive the termination of this Agreement.

(c)Subject to the terms and conditions of the RFA, the Transaction Documents, the actual receipt by the Agent of a Daily Information Package before 11:00 a.m. prevailing Eastern Time, and this Agreement, the Borrower may borrow up to an amount such that the Aggregate Capital plus the Adjusted LC Participation Amount at such time does not exceed the least of  (i) $41,000,000, (ii) the Borrowing Base at such time, and (iii) an amount equal to 70% of the Outstanding Balance of Eligible Receivables then in the Receivables Pool, and the other conditions to funding have been satisfied (except for any condition to funding (including the making of any representation or warranty which arose prior to the date of this Forbearance Agreement) that is not satisfied solely as a result of the occurrence or continuance of the Designated Events of Default).

(d)For purposes of determining the amount that the Borrower may borrow during the Forbearance Period (defined below), the Borrowing Base shall be adjusted as follows: “Eligible Foreign Obligor Percentage” means, at any time of determination, 25%; provided, however, that either the Borrower, the Agent, or any Lender may, in its discretion, by written notice to the other party, immediately cause the Eligible Foreign Obligor Percentage to be restored to 10%.

(e)No additional Letters of Credit shall be issued pursuant to the RFA unless the Agent, each Lender, each Group Agent and each LC Participant shall have consented to such issuance in writing.  In the event that such consent is granted, any fees associated with such Letters of Credit shall be cash collateralized for the entire period such Letters of Credit are outstanding irrespective of whether the Termination Date has occurred.

Section 3.Acknowledgment of Default(s).  The Designated Events of Default constitute Events of Default under the RFA.  The Borrower acknowledges that, because of the Events of Default, the Lenders are permitted and entitled to decline to provide further credit or advances to the Borrower, to terminate the commitments, to accelerate the obligations, and to exercise any other rights or remedies that may be available under the RFA or under Applicable Law.  The Borrower represents to the Agent and Lenders that, to the best of its knowledge, there are no Defaults or Events of Default other than the Designated Events of Default.

Section 4.Forbearance; Forbearance Period.  (a) The “Forbearance Period” shall commence on the Forbearance Effective Date (as defined below) and end on the Forbearance Termination Date (as that term is defined below).

(b)Each of the Agent and the Lenders agree that, upon the terms and subject to the conditions set forth herein (and notwithstanding the existence of the Designated Events of Default) during the Forbearance Period, it shall not commence any legal proceedings against the Borrower to enforce any of its rights and remedies under the RFA with respect to the Designated Events of Default.

(c)The Forbearance Termination Date shall be the first to occur of:

(1)the date the Borrower, the Servicer, the Originator or the Performance Guarantor fails to perform or comply with any of its obligations under this Agreement;

(2)the date the Agent ascertains that any representation or warranty made hereunder or in any certificate, report, statement or other document delivered at any time to the Agent or any Lender was untrue or incorrect in any material respect as of the date as of which made or deemed to have been made or repeated (other than any representation or warranty that is untrue solely as a result of the occurrence or continuance of the Designated Event of Default);

(3)the date any Event of Default under the RFA or the other Transaction Documents shall occur other than the Designated Events of Default;

(4)the date of the termination of any existing or future forbearance agreement to which the Borrower, the Servicer, the Originator or the Performance Guarantor are parties related to any other indebtedness of the Borrower, the Servicer, the Originator or the Performance Guarantor; or

(5)5:00 p.m. (prevailing Eastern Time) on February 29, 2016.

(d)Subject to Section 5 hereof, the Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any of the Designated Events of Default or any future Defaults or Events of Default or any term or provision of the RFA, any other Transaction Document or Applicable Law; (ii) to establish a custom or course of dealing between the Borrower, on the one hand, and the Agent and the Lenders, on the other hand; (iii) to constitute an election of remedies under the RFA, (iv) to modify any security interest granted under the RFA or any other Transaction Document, or (v) to waive, limit or condition the rights, powers and remedies of the Agent under the RFA, at law or in equity or given by statute, all of which are hereby expressly reserved.

(e)Subject to Section 5 hereof, on the Forbearance Termination Date, without the requirement of any notice to the Borrower, the Servicer, the Originators, the Performance Guarantor or any other Person: (i) the Forbearance and all agreements set forth in Section 4(a) of this Agreement shall terminate automatically and be of no further force or effect, and (ii) each of the Agent and the Lenders shall be free in its sole and absolute discretion without limitation to proceed to enforce any or all of its rights and remedies set forth in this Agreement, the RFA, the other Transaction Documents, and Applicable Law, including, without limitation, commencing legal proceedings and exercising setoff rights in respect thereof.  In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, the Borrower acknowledges and confirms that, subject to the Forbearance, all rights and remedies of each of the Agent and each of the Lenders under the RFA and Applicable Law with respect to the Borrower, the Servicer, the Originators, the Performance Guarantor or any other Person shall continue to be available to the Agent and each the Lenders.  For the avoidance of doubt, any and all rights and remedies of the Agent and the Lenders under the RFA, the PASA, the DACA, the Performance Guaranty, or any of the other Transaction Documents are hereby reserved.

(f)The Borrower hereby agrees that, during the Forbearance Period, subject to the Forbearance and the other terms and provisions of this Agreement, all of the terms of the RFA and the other Transaction Documents shall remain in full force and effect.

(g)In their sole and absolute discretion, Lenders or LC Participants, as the case may be, may elect to make Credit Extensions during the Forbearance Period. Borrower agrees that such Credit Extensions, if any, individually and in the aggregate, will be made subject to and in reliance upon the provisions of Section 9 of this Agreement and shall not give rise to any course of dealing or course of performance.

Section 5.Covenants.  (a) The Borrower hereby agrees that, during the Forbearance Period:

(i)The aggregate outstanding Capital under the RFA shall not exceed $41,000,000;

(ii)Each Business Day, prior to 11:00 a.m. prevailing Eastern Time, the Borrower shall provide the Agent with a Daily Information Package substantially in the form attached as Exhibit A hereto containing information related to Pool Receivables as of two (2) Business Days prior to such day. Each Daily Information Package shall include (A) the amount of sales generated by the Originators since the prior Daily Information Package was delivered, (B) the amount of Collections received by the Borrower since the prior Daily Information Package was delivered (such amount shall be referred to as the “Available Collections” herein), and (C) the aggregate amount of Pool Receivables (after giving effect to clauses (A) and (B) above), and shall be accompanied by such other information as the Agent shall request in its sole discretion in order to verify the accuracy of the information set forth in the Information Package.  For the avoidance of doubt, such accompanying information shall include, but not be limited to, information satisfactory to the Agent that is sufficient to permit the Agent to tie back product sales to invoice level data and corresponding Collections.  The Borrower shall certify that the information and calculations contained in the Information Package are true and accurate;

(iii)Should any Information Package delivered on any day reveal a Borrowing Base Deficit, or should the Agent otherwise determine that a Borrowing Base Deficit exists, the Borrower will immediately pay to the Agent such amount from Available Collections on deposit in the Lockbox Account and any other account (an “Agent Account”) established in connection with Section 9.03(b) of the RFA before any additional cash is advanced, and the Agent may apply cash on deposit in the Lockbox Account and any Agent Account until such Borrowing Base Deficit has been cured. Any Available Collections in excess of the sum of (A) amounts applied to cure a Borrowing Base Deficit, if any, and (B) amounts set aside and held in trust for the benefit of the Secured Parties for application on the next Settlement Date in accordance with Sections 4.01(a)(i) and 4.01(a)(ii) of the RFA, shall be paid to the Borrower;

(iv)Distributions shall only be made under Section 4.01(a) of the RFA and under the PASA and Subordinated Notes following the furnishing by the Servicer to the Agent of a calculation of the proposed amount of such distributions and approval by the Agent in writing;

(v)Unless otherwise authorized in writing by the Agent, and in addition to the obligations set forth in Section 4.01(a) of the RFA, the Servicer shall maintain all funds that are to be held in trust for the Agent under the RFA in account number 01221216973 in the name of the Borrower at The Huntington National Bank or such other account approved by the Agent;

(vi)No equity distributions, management fees, or similar payments may be made by the Borrower during the Forbearance Period without the written consent of the Agent, except that Servicing Fees may be paid pursuant to Section 4.01(a) of the RFA in accordance with the terms thereof and of this Agreement;

(vii)On Tuesday of each calendar week, Borrower shall provide rolling 13 week cash flow forecasts and variance report, in a form and substance acceptable to the Agent;

(viii)The Borrower shall pay the further accruing fees and expenses of the Agent and the Lenders pursuant to the terms of Section 12 hereof; and

(ix)The Borrower shall provide the Agent and the designated financial advisor to the Lenders, if any, with access to such information and personnel of the Borrower, Servicer, Performance Guarantor, or the Originators that the Agent or the financial advisor shall request in its sole and absolute discretion, and the Agent shall be permitted to conduct a site visit to inspect all records relating to the RFA on no more than one Business Day’s notice.  In addition to the rights provided to the Agent in Section 8.01(g) of the RFA, the Borrower shall provide information satisfactory to the Agent in its sole discretion to establish that each Receivable pledged to the Agent that is reported to the Agent as an Eligible Receivable fully complies with the eligibility requirements and all other requirements set forth in the RFA.

Section 6.Representations and Warranties.  (a) The Borrower, Servicer, Originators, and Performance Guarantor hereby represent and warrant to the Agent and the Lenders that as of the date hereof:

(i)They have all requisite power and authority to enter into this Agreement and perform its respective obligations under this Agreement;

(ii)The execution, delivery and performance of this Agreement and its obligations hereunder have been duly authorized by all necessary corporate action on its part;

(iii)The execution, delivery and performance of this Agreement by it do not and shall not: (x) violate any provision of law, rule or regulation applicable to it; or (y) violate its enabling legislation, bylaws, or other organizational documents or those of any of its subsidiaries;

(iv)The execution, delivery and performance of this Agreement by it do not and shall not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party; and

(v)Except for the Designated Events of Default, no Event of Default has occurred and is continuing under any other indebtedness of the Borrower, the Servicer, the Originators or the Performance Guarantor.

(b)Each of the Agent and the Lenders hereby represents and warrants to the Borrower that as of the date hereof:

(i)It has all requisite power and authority to enter into this Agreement and perform its respective obligations under, this Agreement;

(ii)The execution, delivery and performance of this Agreement and its obligations hereunder have been duly authorized by all necessary corporate action on its part; and

(iii)The execution, delivery and performance of this Agreement by it do not and shall not: (x) violate any provision of law, rule or regulation applicable to it; (y) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (z) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

Section 7.Conditions to Effectiveness of This Agreement.  This Agreement shall become effective (the date of such effectiveness being referred to herein as the “Forbearance Effective Date”) upon the occurrence of each of the following conditions:

(a)Execution and delivery of this Agreement by each of the Agent, the Lenders, the Borrower, the Servicer, the Originators and the Performance Guarantor; and

(b)The payment of the Agent’s fees and expenses in accordance of Section 12 of this Agreement.

(c)If a Borrowing Base Deficit is determined by the Agent to exist at the time the Forbearance Agreement is to be executed and delivered, the Borrower or the Servicer shall have paid to the Agent amounts sufficient to cure such Borrowing Base Deficit.

Section 8.Effectiveness.  Upon satisfaction of the conditions precedent set forth in Section 7, the Forbearance Effective Date shall be deemed to have occurred.

Section 9.No Waiver and Reservation of Rights.  (a) Nothing in this Agreement is intended or shall be deemed or construed to in any way waive, alter or impair the obligations or any of the rights or remedies of the Agent or the Lenders under the Transaction Documents or

Applicable Law.  Without limiting the generality of the foregoing, nothing in this Agreement extends the maturity of or otherwise affects the enforceability of any obligation under the RFA.  All terms and provisions of the RFA, the PASA, the DACA and the Performance Guaranty remain in full force and effect, except to the extent expressly modified by this Agreement.  The Borrower acknowledges that the Lenders have made no representations as to what actions, if any, the Lenders will take after the Forbearance Termination Date, and the Lenders and the Agent must and do hereby specifically reserve any and all rights, remedies, and claims they have (after giving effect hereto) with respect to the Events of Default and each other Default that may occur.

(b)None of (i) any discussions or correspondence between or among the Agent, the Borrower, the Servicer, the Performance Guarantor, or any other person regarding the Events of Default or the RFA or the possibility of refinancing or restructuring any obligation, (ii) the passage of time, or (iii) any action now or hereafter taken (or not taken) by the Agent shall: (A) cause a modification of or amendment to the RFA, (B) be construed or have the effect of curing, excusing, waiving, relinquishing, releasing or postponing any Events of Default under the RFA, or be a consent to any waiver of any Events of Default or any other default, whether such defaults now exist or shall hereafter occur, (C) establish a custom or course of dealing, (D) constitute an election of remedies under the RFA, (E) modify any security interest granted under the RFA or any other Transaction Document, or (F) waive, limit or condition the rights, powers and remedies of the Agent under the RFA, at law or in equity or given by statute, all of which are hereby expressly reserved.

Section 10.No Other Waivers by PNC, Credit Agricole or Atlantic.  The Borrower, the Servicer, the Originators and the Performance Guarantor expressly acknowledge and agree that neither this Forbearance nor any future forbearance or other agreement shall constitute an agreement to forbear, vote to forbear, waiver of rights or shall otherwise restrain PNC Bank, National Association, in its capacity as agent, lender, lessor or otherwise or any of its affiliates (collectively ”PNC”), Atlantic Asset Securitization LLC, in its capacity as lender, lessor or otherwise or any of its affiliates (collectively ”Atlantic”) or Credit Agricole Corporate and Investment Bank, in its capacity as agent, lender, lessor or otherwise  or any of its affiliates (collectively ”Credit Agricole”) in any other financing or accommodation, including but not limited to the Revolver, any equipment leases, any swap agreements, or any other agreement.

Section 11.Release and Covenant Not to Sue.  For value received, including without limitation, the agreements of the Lenders in this Agreement, the Borrower, the Servicer, the Originators, any Program Support Provider and the Performance Guarantor hereby release the Agent and each Lender, its current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which the Borrower, the Servicer, the Originators, and the Performance Guarantor has or ever had against any of the Released Parties prior to, through, and including this date, arising from or relating to any agreement, whether written or oral, between the Borrower, the Servicer, the Originators, and the Performance Guarantor and the Lenders (the “Released Claims”).  The Borrower,

the Servicer, the Originators, and the Performance Guarantor hereby covenant and agree that they will never commence, institute, or prosecute any lawsuit, action or other proceeding against the Agent or the Lenders arising from or relating to the Released Claims.

Section 12.Fees and Expenses.  As a condition precedent to the effectiveness of this Forbearance, the Borrower, the Servicer, the Originators, and the Performance Guarantor shall pay the fees and expenses (including attorneys’ fees and expenses) incurred by the Agent, the other Lenders and their counsel in connection with the RFA, this Agreement, and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby (the Borrower acknowledges that it will receive summary invoice(s) reflecting only the total amount then due and that such summary invoice(s) will not contain any narrative description of the services provided, and that delivery of such summary invoice(s) shall not in any way constitute a waiver of any right or privilege of the Agent and the Lenders associated with such invoice(s)).  The Borrower shall pay such invoices directly to the Agent’s counsel and to any Lenders’ counsel, as the case may be, by wire transfer upon instructions from the Agent and/or such Lender.  The Borrower shall pay any further accruing fees and expenses of the Agent, including but not limited to the fees and out-of-pocket expenses associated with any examination of the Borrower or the Servicer’s books and records, within seven (7) days of presentment.

Section 13.No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns.  No Person other than the Parties hereto, their respective successors and assigns shall have rights hereunder or be entitled to rely on this Agreement, and all other third-party beneficiary rights are hereby expressly disclaimed.

Section 14.Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Parties.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other Person without the express written consent of all of the other Parties.

Section 15.Severability.  The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

Section 16.Governing Law, Jurisdiction; Waiver of Jury Trial.  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Borrower, the Servicer, the Originators, the Performance Guarantor, the Agent and the Lenders hereby consent to the non-exclusive jurisdiction of the state courts located in State of New York in the County of New York, and the United States District Court for the Southern District of New York in connection with any suit, action, or proceedings with respect to this Agreement.

(b)The Borrower, the Servicer, the Originators, the Performance Guarantor, the Agent and the Lenders hereby waive any right to a jury trial in any dispute arising out of this Agreement, and acknowledge and agree that they have waived their right to a jury trial pursuant to section 14.11 of the RFA.

Section 17.Amendments.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of all of the Parties.

Section 18.Prior Negotiations; Entire Agreement.  This Agreement constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof, and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

Section 19.Information and Financial Data.  In addition to any information or financial data required to be provided under any other agreement between the Parties, during the Forbearance Period, the Borrower, Servicer, the Originators, and the Performance Guarantor agree to promptly provide to the Agent and the Lenders such additional financial and other information that the Agent and the Lenders may reasonably request.  For the avoidance of doubt, the Agent shall be permitted to make site visits to inspect any and all records of the Borrower or the Servicer upon one Business Day’s notice.

Section 20.Notice of Default.  Immediately upon the occurrence of any default under this Agreement, the Borrower, Servicer, the Originators, and the Performance Guarantor shall provide notice of the same to the Agent in writing, which notice shall be delivered by hand or overnight courier service, mailed by certified or registered mail and also sent by email, as follows:

To the Agent on behalf of the Lenders:	Michael A. Brown, Managing Director PNC Bank, National Association One PNC Plaza, 249 Fifth Avenue Pittsburgh, PA 15222 m.brown@pnc.com

and

Douglas Mundell, Senior Counsel
Legal Department
PNC Bank, National Association
P1-POPP-21-1
One PNC Plaza, 249 Fifth Avenue
Pittsburgh, PA  15222
douglas.mundell@pnc.com

With copies to:	Chapman and Cutler LLP 111 West Monroe Street Chicago, IL 60603 Attn: James Heiser heiser@chapman.com

(Counsel for the Agent)

and

Pierre-Alain Bennaim, Managing Director

Debt Restructuring & Advisory Services

Credit Agricole Corporate & Investment Bank

1301 Avenue of the Americas

New York, NY 10019

pierre.bennaim@ca-cib.com

(Notice Party for Committed Lender, Conduit Lender, and Group Agent for the Atlantic Group)

Deric Bradford, Director

Securitization

Credit Agricole Corporate & Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Deric.Bradford@ca-cib.com

(Additional Notice Party for Committed Lender, Conduit Lender, and as Group Agent for the Atlantic Group)

All notices given in accordance with the provisions of this section shall be deemed to have been given on the date of receipt.

Section 21.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of an original executed counterpart of this Agreement.

Section 22.Interpretation.  This Agreement is the product of negotiations of the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

Section 23.Representation by Counsel.  Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the Forbearance contemplated herein.  Accordingly, any rule of law or legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

Section 24.Maintenance of Performance Guaranty.  The Performance Guarantor unconditionally and irrevocably guarantees the observance and performance by each Originator, the Borrower and the Servicer of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations of this Agreement.  For the avoidance of doubt, the obligations of each Originator, the Borrower the Servicer or any other Covered Entity under the Performance Guaranty shall be considered “Guaranteed Obligations” for purposes of the Performance Guaranty, and nothing contained in this Agreement shall waive, limit or impair the obligations of the Performance Guarantor under the Performance Guaranty.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Foresight Receivables, LLC, as Borrower, Buyer and Customer

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Foresight Energy, LLC, as Servicer

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Williamson Energy, LLC, as Originator

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Hillsboro Energy, LLC, as Originator

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Macoupin Energy, LLC, as Originator

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Foresight Coal Sales, LLC, as Originator

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

Foresight Energy, L.P., as Performance Guarantor

By: /s/ Robert D. Moore
Name: Robert D. Moore
Title: President and Chief Executive Officer

PNC Bank, National Association, as Agent, LC Bank, Group Agent for the PNC Group, Committed Lender and Creditor

By: /s/ Michael Brown
Name: Michael Brown
Title: Sr. Vice President

Credit Agricole Corporate and Investment Bank, as Committed Lender

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Kiepper
Name: Roger Kiepper
Title: Managing Director

Atlantic Asset Securitization, as Conduit Lender

By: /s/ Michael Regan
Name: Michael Regan
Title: Managing Director

By: /s/ Roger Kiepper
Name: Roger Kiepper
Title: Managing Director

Credit Agricole Corporate and Investment Bank, as Group Agent for the Atlantic Group

By: /s/ Michael Regan

Name: Michael Regan
Title: Managing Director

By: /s/ Roger Kiepper
Name: Roger Kiepper
Title: Managing Director

Schedule 1

Designated Defaults and Events of Default

1.Pursuant to Section 10.01(a)(ii) or 10.01(h) of the RFA, in respect of the Borrower’s failure to make a payment on the January 15, 2016 Settlement Date;

2.Pursuant to Sections 10.01(g), 10.01(i)(i) and 10.01(t) of the RFA, in respect of certain events of default occurring under that certain Indenture dated as of August 23, 2013, among Foresight Energy LLC, as Issuer, Foresight Energy Finance Corporation, as Co-Issuer, Foresight Energy, L.P., as Guarantor, certain subsidiaries of the Issuer and Co-Issuer as guarantors, and the Trustee, in respect of that certain Memorandum Opinion issued by the Court of Chancery of the State of Delaware on December 4, 2015 in Case No. 11059-VCL concerning the occurrence of a “Change of Control” under the Indenture; and

3.Pursuant to Section 10.01 of the RFA, in respect of Borrower’s failure to hold funds in the Lock-Box Account in trust in accordance with the provisions of the RFA.